UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2009

MONTEREY GOURMET FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11777	77-0227341
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1528 Moffett Street
Salinas, California 93905
(Address of principal executive office, including zip code)

(Registrant’s telephone number, including area code): (831) 753-6262

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

          On October 8, 2009, Monterey Gourmet Foods, Inc., a Delaware corporation (the “Company”), Pulmuone U.S.A., Inc., a California corporation (“Parent”), and Pulmuone Cornerstone Corporation, a newly formed, wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

          Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Purchaser has agreed to commence a tender offer (the “Offer”) for all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Company Common Stock”), at a purchase price of $2.70 per share in cash, without interest (less any applicable withholding taxes) (the “Offer Price”). The Offer is scheduled to commence on or about November 9, 2009, and to expire on the 20th business day from and including the commencement date unless extended in accordance with the terms of the Merger Agreement and applicable law. The obligation of Parent and Purchaser to consummate the Offer is subject to customary conditions, including that a majority of the outstanding shares of Company Common Stock (determined on a fully diluted basis), shall have been validly tendered and not withdrawn prior to the expiration of the Offer.

          In the Merger Agreement, the Company granted to Purchaser an irrevocable option (the “Top-Up Option”), exercisable once upon the terms and subject to the conditions set forth in the Merger Agreement, to purchase at the Offer Price a number of authorized but unissued shares of Company Common Stock that would constitute at least one share more than 90% of the shares of Company Common Stock then outstanding (the “Top Up Shares”). In no event will the Top-Up Option be exercisable for a number of shares in excess of the number of authorized but unissued shares of Company Common Stock as of immediately prior to the issuance of the Top-Up Shares. The Top-Up Option will terminate upon the earlier of: (x) the fifth business day after the later of (1) the expiration date of the Offer and (2) the expiration of any “subsequent offering period”; and (y) the termination of the Merger Agreement in accordance with its terms.

          Upon successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger, each issued and outstanding share of Company Common Stock, other than shares held in the treasury of the Company or owned by Parent, Purchaser or any of their subsidiaries, and shares of Company Common Stock held by stockholders who properly demand appraisal rights, will be converted into the right to receive the Offer Price.

          The Merger Agreement contains representations, warranties and covenants customary for a transaction of this nature.

          The Merger Agreement permits the Company to solicit alternative acquisition proposals from third parties until November 7, 2009 (the “Go-Shop Period Termination Date”). In addition, the Company may, at any time, upon the terms and subject to the conditions of the Merger Agreement, respond to unsolicited proposals. There can be no assurance that this process will result in an alternative transaction. The Company does not intend to disclose developments with respect to the solicitation process unless and until its Board of Directors has made a decision to accept an alternative acquisition proposal, if any, it received.

          The Merger Agreement also includes customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $2.17 million (inclusive of expenses incurred by Parent and Purchaser), except that the termination fee will be $1.28 million (inclusive of expenses incurred by Parent and Purchaser) in the event the Merger Agreement is terminated by the Company in order to except a superior proposal from a party with whom the Company has had ongoing discussions or negotiations prior to the Go-Shop Period Termination Date and has been identified in writing to Parent.

          The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Purchaser or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to Parent and Purchaser in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent and Purchaser, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Purchaser.

          On October 8, 2009, pursuant to Section 2.5 of the Merger Agreement, the Board of Directors of the Company approved and adopted an amendment (the “ESPP Amendment”) to the Monterey Gourmet Foods, Inc. 1995 Employee Stock Purchase Plan (the “ESPP”). Pursuant to the ESPP Amendment, no new offering periods under the ESPP will commence following October 8, 2009.

          The foregoing description of the ESPP Amendment does not purport to be complete and is qualified by reference to the ESPP Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

          On October 8, 2009, prior to the execution of the Merger Agreement, the Board of Directors of the Company approved a First Amendment (the “Amendment”) to the Shareholder Protection Rights Agreement, dated as of July 1, 2008, between the Company and Corporate Stock Transfer, Inc., as rights agent (the “Rights Agreement”). The Amendment, among other things, renders the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated thereby (including without limitation the Offer and the Merger). In addition, the Amendment provides that neither Parent, Purchaser, nor any of their affiliates or associates will become an “Acquiring Person” or a “Beneficial Owner” (as such terms are defined in the Rights Agreement), and a Distribution Date and Stock Acquisition Date (as such terms are defined in the Rights Agreement) will not be deemed to have occurred, as a result of the announcement of the Offer, the Merger, the announcement or execution of the Merger Agreement, or the consummation of the Offer or the Merger or of the other transactions contemplated by the Merger Agreement. The Amendment also provides that the Rights Agreement will terminate at the effective time of the Merger.

          The foregoing description of the Amendment does not purport to be complete and is qualified by reference to the Amendment, a copy of which is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

          The Company issued a press release on October 8, 2009 announcing the execution of the Merger Agreement. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated in this report by reference.

          In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is provided in connection with Regulation FD.

Important Information About the Tender Offer

          This report and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of the Company. The Offer described herein has not yet been commenced. At the time the Offer is commenced, Parent and its wholly-owned subsidiary intend to file a tender offer statement on a Schedule TO containing an offer to purchase, a letter of transmittal and other related documents with the Securities and Exchange Commission (the “SEC”). At the time the Offer is commenced, the Company intends to file with the Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9 and, if required, will file a proxy statement or information statement with the SEC at a later date. Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common stock of the Company. The solicitation of offers to buy common stock of the Company will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. Stockholders are advised to read the offer to purchase and the letter of transmittal, the solicitation/recommendation statement, the proxy statement, the information statement and all related documents, if and when such documents are filed and become available, as they will contain important information about the Offer and proposed Merger. Stockholders can obtain these documents when they are filed and become available free of charge from the Securities and Exchange Commission’s website at www.sec.gov, or from the information agent Parent selects. In addition, copies of the solicitation/recommendation statement, the proxy statement and other filings containing information about the Company, the Offer and the Merger may be obtained, if and when available, without charge, by directing a request to Monterey Gourmet Foods, Inc., Attention: Investor Relations, at 1528 Moffett Street, Salinas, California 93905, or on the Company’s corporate website at www.MontereyGourmetFoods.com.

Forward Looking Statements

          The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and its most recent filings with the Securities and Exchange Commission. The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 8, 2009, by and among Pulmuone U.S.A., Inc., Pulmuone Cornerstone Corporation, and Monterey Gourmet Foods, Inc.

4.1	First Amendment to Shareholder Protection Rights Agreement, dated as of October 8, 2009, between Monterey Gourmet Foods, Inc. and Corporate Stock Transfer, Inc. as rights agent.

10.1	Amendment to Monterey Gourmet Foods, Inc. 1995 Employee Stock Purchase Plan, dated as of October 8, 2009.

99.1	Press Release dated October 8, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTEREY GOURMET FOODS, INC.

Date: October 9, 2009	By:	/s/ Scott S. Wheeler

Scott S. Wheeler
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 8, 2009, by and among Pulmuone U.S.A., Inc., Pulmuone Cornerstone Corporation, and Monterey Gourmet Foods, Inc.

4.1	First Amendment to Shareholder Protection Rights Agreement, dated as of October 8, 2009, between Monterey Gourmet Foods, Inc. and Corporate Stock Transfer, Inc. as rights agent.

10.1	Amendment to Monterey Gourmet Foods, Inc. 1995 Employee Stock Purchase Plan, dated as of October 8, 2009.

99.1	Press Release dated October 8, 2009.